Exhibit 10.3

PROMISSORY NOTE

$_________	New York, NY
September 8, 2015

FOR VALUE RECEIVED, VIGGLE INC., a Delaware corporation having an address at 902 Broadway, 11th Floor, New York, New York 10010 (the “Company”), promises to pay in lawful money of the United States to the order of [Holder] having an address at [Holder’s Address] (“Payee”) on or before [Maturity Date] (the “Maturity Date”), the principal sum of [Principal Amount], and to pay interest to the Payee on the outstanding principal amount of this Promissory Note in accordance with the provisions hereof.

This Promissory Note is issued pursuant to, and is subject to, that certain Asset Purchase  Agreement between Company and Payee dated as of the date hereof (the “Asset Purchase Agreement”).  In the event of any inconsistency or conflict between the Asset Purchase Agreement and this Promissory Note, the terms, conditions and provisions of the Asset Purchase Agreement shall govern and control.

This Note is subject to the following additional provisions:

Section 1. Interest; Repayment

a. Interest.  Interest shall accrue daily on the outstanding principal amount of this Promissory Note at an annual rate of 5% per annum.  The Company shall pay to the Payee any and all accrued but unpaid interest hereunder on the Maturity Date.

b. Prepayment.  The Company may prepay all or any portion of the principal amount of this Promissory Note.  Any payment made pursuant to this Promissory Note shall be credited first to interest then due, the remainder of the payment to principal, and interest shall thereupon cease upon the principal so credited.

Section 3. Event of Default.

a. One or more of the following are an “Event of Default” under this Promissory Note:

(i)	The Company shall fail to pay any amount due hereunder when and as the same shall become due and payable;

(ii)
An involuntary proceeding shall be commenced against the Company or an involuntary petition shall be filed by the Company seeking (i) liquidation, reorganization or other relief in respect of or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(iii)
The Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner any proceeding or petition described in clause (iv) of this Section 3, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

b. Upon an Event of Default, or at any time thereafter, and in each and every such case, at the option of the Payee and in the Payee's sole discretion, the Payee may consider this Promissory Note and all principal and accrued interest immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Payee may immediately, and without expiration of any period of grace, enforce any and all of the Payee's rights and remedies provided herein or any other rights or remedies afforded by law.

Section 4. Miscellaneous

a. Waiver.  The Company expressly waives all notices, demands, presentments, protests, and all other suretyship and similar defenses in connection with the execution, delivery, payment and enforcement of this Promissory Note.  No indulgence granted by Payee hereof in any instance shall constitute a waiver or consent to any other indulgence in any other similar or dissimilar, prior or subsequent instance.  This Promissory Note may not be amended, modified, or supplemented except by written agreement signed by the party against which the enforcement of the amendment, modification, or supplement is sought. Time is of the essence with respect to all obligations of Company under this Promissory Note.

b. Notices.  Any and all notices or other communications or deliveries to be provided by the Payee hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth below, or such other facsimile number, email or address as the Company may specify for such purpose by notice to the Payee delivered in accordance with this Section.

c. Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PAYEE, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PAYEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PAYEE.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PAYEE AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

d. Assignability.  This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Payee and its successors and assigns. The Payee is expressly permitted to assign its rights hereunder to any other party.  The Company may not assign any of its obligations under this Note without the prior written consent of the Payee, any such purported assignment without such consent being null and void.

e. Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

f. Other.  To the fullest extent permitted by law, the Company agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of this Promissory Note or hereafter, in connection with any action that may be brought by the Payee in order to enforce any right or remedy under this Promissory Note. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under this Promissory Note for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law.  If the effective interest rate otherwise applicable under this Promissory Note exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate.

In Witness Whereof, the Company has caused this Promissory Note to be duly executed as of the date hereof.

VIGGLE INC.
By:__________________________________________ Name: Title: